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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 22, 1999, except with respect to the matters discussed in
Note 12 of the consolidated financial statements, as to which the date is April 17, 2001, on the consolidated financial statements of Vanguard Cellular Systems, Inc., (and to all references to our Firm) included in or made a part of this Form S-1 registration statement of AT&T Wireless Services, Inc.

                                          /s/ Arthur Andersen LLP

Greensboro, North Carolina,

July 5, 2001.